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Exhibit 21

SUBSIDIARIES

Name of Corporation	Jurisdiction
1167201 Ontario Limited	Canada
Antimony Products (Proprietary) Ltd.	South Africa
Aqua Clear Industries, L.L.C.	New York/U.S.
ASCK, Inc.	Delaware/U.S.
ASEPSIS, Inc.	Canada
ASEPSIS, Inc.	Georgia/U.S.
ASIA Stabilizers Co., Ltd.	Korea
BAYROL Deutschland GmbH	Germany
BAYROL FRANCE S.A.	France
BAYROL Iberica S.A.	Spain
Bio-Lab Canada, Inc.	Canada
Bio-Lab, Inc.	Delaware/U.S.
BioLab (Gulf) GmbH	Switzerland
BioLab Arabia Limited	Saudi Arabia
BioLab Australia Pty. Ltd.	Australia
Biolab Services, Inc.	Delaware/U.S.
BioLab Textile Additives, LLC	Delaware/U.S.
BioLab U.K. Limited	United Kingdom
BLSA Industries (Pty) Ltd	South Africa
Blue Systemes S.A.S.	France
Chemol France S.A.	France
Chemol Reszvenytarsasag International	Hungary
GL Development, Ltd.	British West Indies
GLC Holdings GmbH	Switzerland
GLK Holdings (Netherlands) B.V.	The Netherlands
GLK Services, Inc.	Delaware/U.S.
Great Lakes (UK) Limited	United Kingdom
Great Lakes Chemical (Barbados) Limited	Barbados
Great Lakes Chemical (Europe) GmbH	Switzerland
Great Lakes Chemical (Far East) Limited	Hong Kong
Great Lakes Chemical (Gulf) GmbH	Switzerland
Great Lakes Chemical (Netherlands) B.V.	The Netherlands
Great Lakes Chemical (S) Pte Ltd.	Singapore
Great Lakes Chemical Corporation de Mexico, S.A. de C.V.	Mexico
Great Lakes Chemical France SAS	France

Great Lakes Chemical Global, Inc.	Delaware/U.S.
Great Lakes Chemical Japan Limited	Japan
Great Lakes Chemical Konstanz GmbH	Germany
Great Lakes Europe Unlimited	United Kingdom
Great Lakes Holding (Europe) AG	Switzerland
Great Lakes Holding Deutschland GmbH	Germany
Great Lakes Holding SAS	France
Great Lakes Manufacturing (Germany) GmbH	Germany
Great Lakes Manufacturing (UK) Limited	United Kingdom
Great Lakes Manufacturing Italy S.r.l.	Italy
Great Lakes Sales (Europe) GmbH	Switzerland
Great Lakes Sales (Germany) GmbH	Germany
Great Lakes Sales (UK) Limited	United Kingdom
Great Lakes Sales France SAS	France
Great Lakes Sales Italy S.r.l.	Italy
Great Lakes SAS	France
Great Lakes Technology (Belgium) N.V.	Belgium
Great Lakes Technology Italy Srl	Italy
Great Lakes Trading Company, Inc.	Delaware/U.S.
Gulf Stabilizers Industries Sales FZCO	Dubai
Gulf Stabilizers Industries, Ltd.	Saudi Arabia
Hydrotech Chemical Corporation	Canada
Hydrotech Chemical Corporation Pty. Ltd	Australia
INTERBAYROL, A.G.	Switzerland
ISCI, Inc.	Indiana/U.S.
MPC S.A.S.	France
Niagara Insurance Company, Ltd	Bermuda
PABU Services, Inc.	Delaware/U.S.
PCBU Services, Inc.	Delaware/U.S.
Poolbrite (SA) (PTY) Ltd	South Africa
POOLTIME GmbH	Germany
QO Chemicals GmbH	Germany
QO Chemicals Inc.	Delaware/U.S.
Recreational Water Products, Inc.	Delaware/U.S.
Recreational Water Products Pty. Ltd.	Australia
Recreational Water Products Inc.	Canada
WIL Research Laboratories, Inc.	Indiana/U.S.

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  Exhibit 21